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                                                                       Exhibit 5


                                 October 2, 2002

First Reliance Bancshares, Inc.
2170 W. Palmetto Street
Florence, SC 29501

     Re: Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel to First Reliance Bancshares, Inc. (the "Company") in the preparation of a registration statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission covering a total of 236,200 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), which may be issued pursuant to the terms of the 1999 First Reliance Bank Employee Stock Plan (the "Plan") that was adopted by the Company effective April 1, 2002.

     In so acting, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based on the foregoing, we are of the opinion that the Common Stock, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. By giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations promulgated thereunder.

                                    Very truly yours,

                                    McNAIR LAW FIRM, P.A.


                              By:              /s/ M. Craig Garner, Jr.
                                    --------------------------------------------
                                    A Member of the Firm


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